EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL

FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Caspian Services, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Baile, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	February 16, 2009	By:	/s/ John Baile
John Baile
Chief Financial Officer